                                                                 Exhibit 10.19
                                                                 -------------

                                                           [CONFORMED]



                           STOCK PURCHASE AGREEMENT

                                  dated as of

                                April 17, 1998

                                     among

                         ADT SECURITY SERVICES, INC.,

                         TYCO INTERNATIONAL (US) INC.

                                      and

                       BORG-WARNER SECURITY CORPORATION

                       relating to the purchase and sale

                                      of

                               the common stock

                                      of

                       Wells Fargo Alarm Services, Inc.,
                   BW-Canada Alarm (Wells Fargo) Corporation
                                      and
                      Wells Fargo Pyro Technologies, Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE 1
                                   ---------
                                  Definitions
                                  -----------

Section 1.01.  Definitions..................................................   1
                                                                               -

                                   ARTICLE 2
                                   ---------
                               Purchase and Sale
                               -----------------

Section 2.01.  Purchase and Sale............................................   6
                                                                               -
Section 2.02.  Closing......................................................   6
                                                                               -
Section 2.03.  Closing Balance Sheet........................................   6
                                                                               -
Section 2.04.  Adjustment of Purchase Price.................................   8
                                                                               -

                                   ARTICLE 3
                                   ---------
                   Representations and Warranties of Seller
                   ----------------------------------------

Section 3.01.  Corporate Existence and Power................................   9
                                                                               -
Section 3.02.  Corporate Authorization......................................   9
                                                                               -
Section 3.03.  Governmental Authorization...................................   9
                                                                               -
Section 3.04.  Noncontravention.............................................   9
                                                                               -
Section 3.05.  Capitalization...............................................  10
                                                                              --
Section 3.06.  Ownership of Shares..........................................  10
                                                                              --
Section 3.07.  Subsidiaries.................................................  11
                                                                              --
Section 3.08.  Financial Statements.........................................  11
                                                                              --
Section 3.09.  Absence of Certain Changes...................................  11
                                                                              --
Section 3.10.  No Undisclosed Material Liabilities..........................  13
                                                                              --
Section 3.11.  Material Contracts...........................................  14
                                                                              --
Section 3.12.  Litigation...................................................  15
                                                                              --
Section 3.13.  Compliance with Laws and Court Orders........................  15
                                                                              --
Section 3.14.  Assets.......................................................  16
                                                                              --
Section 3.15.  Intellectual Property........................................  16
                                                                              --
Section 3.16.  Insurance....................................................  16
                                                                              --
Section 3.17.  Finders' Fees................................................  17
                                                                              --
Section 3.18.  Employees....................................................  17
                                                                              --
Section 3.19.  Employee Benefit Plans.......................................  17
                                                                              --
Section 3.20.  Environmental Matters........................................  18
                                                                              --
Section 3.21.  Labor Matters................................................  19
                                                                              --
Section 3.22.  Books and Records............................................  19
                                                                              --
Section 3.23.  Customers and Suppliers......................................  20
                                                                              --



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                                                                            ----

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Section 3.24.  Product Liability............................................  20
                                                                              --

                                   ARTICLE 4
                                   ---------
                    Representations and Warranties of Buyer
               ------------------------------------------------

Section 4.01.  Corporate Existence and Power................................  20
                                                                              --
Section 4.02.  Corporate Authorization......................................  20
                                                                              --
Section 4.03.  Governmental Authorization...................................  21
                                                                              --
Section 4.04.  Noncontravention.............................................  21
                                                                              --
Section 4.05.  Financing....................................................  21
                                                                              --
Section 4.06.  Purchase for Investment......................................  21
                                                                              --
Section 4.07.  Litigation...................................................  21
                                                                              --
Section 4.08.  Finders' Fees................................................  22
                                                                              --
Section 4.09.  Inspections; No Other Representations........................  22
                                                                              --

                                   ARTICLE 5
                                   ---------
                              Covenants of Seller
                              -------------------

Section 5.01.  Conduct of the Companies.....................................  22
                                                                              --
Section 5.02.  Access to Information........................................  23
                                                                              --
Section 5.03.  Notices of Certain Events....................................  24
                                                                              --
Section 5.04.  Resignations.................................................  24
                                                                              --
Section 5.05.  Non-Competition..............................................  25
                                                                              --
Section 5.06.  Non-Solicitation.............................................  26
                                                                              --
Section 5.07.  Intercompany Accounts........................................  26
                                                                              --

                                   ARTICLE 6
                                   ---------
                              Covenants of Buyer
                              ------------------

Section 6.01.  Confidentiality..............................................  26
                                                                              --
Section 6.02.  Access.......................................................  27
                                                                              --
Section 6.03.  Trademarks; Tradenames.......................................  27
                                                                              --
Section 6.04.  Notices of Certain Events....................................  28
                                                                              --
Section 6.05.  Agreements Guaranteed by Seller..............................  28
                                                                              --

                                   ARTICLE 7
                                   ---------
                         Covenants of Buyer and Seller
                         -----------------------------

Section 7.01.  Best Efforts; Further Assurances.............................  29
                                                                              --
Section 7.02.  Certain Filings..............................................  31
                                                                              --
Section 7.03.  Public Announcements.........................................  31
                                                                              --

                                                                            Page
                                                                            ----
                                   ARTICLE 8
                                   ---------
                                  Tax Matters
                                  -----------

Section 8.01.  Tax Definitions............................................... 32
                                                                              --
Section 8.02.  Tax Representations..........................................  32
                                                                              --
Section 8.03.  Tax Covenants................................................  33
                                                                              --
Section 8.04.  Termination of Existing Tax Sharing Agreements...............  34
                                                                              --
Section 8.05.  Cooperation on Tax Matters...................................  35
                                                                              --
Section 8.06.  Indemnification by Seller and Buyer..........................  35
                                                                              --

                                   ARTICLE 9
                                   ---------
                               Employee Benefits
                               -----------------

Section 9.01.  Employee Benefits............................................  37
                                                                              --
Section 9.02.  Seller Welfare Plans.........................................  39
                                                                              --

                                  ARTICLE 10
                                  ----------
                             Conditions to Closing
                             ---------------------

Section 10.01.  Conditions to Obligations of Buyer and Seller...............  40
                                                                              --
Section 10.02.  Conditions to Obligation of Buyer...........................  40
                                                                              --
Section 10.03.  Conditions to Obligation of Seller..........................  41
                                                                              --

                                  ARTICLE 11
                                  ----------
                           Survival; Indemnification
                           -------------------------

Section 11.01.  Survival....................................................  42
                                                                              --
Section 11.02.  Indemnification.............................................  42
                                                                              --
Section 11.03.  Procedures..................................................  44
                                                                              --
Section 11.04.  Calculation of Damages......................................  45
                                                                              --
Section 11.05.  Assignment of Claims........................................  45
                                                                              --
Section 11.06.  Exclusivity.................................................  45
                                                                              --

                                  ARTICLE 12
                                  ----------
                                  Termination
                                  -----------

Section 12.01.  Grounds for Termination.....................................  46
                                                                              --
Section 12.02.  Effect of Termination.......................................  46
                                                                              --



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                                  ARTICLE 13
                                  ----------
                                 Miscellaneous
                                 -------------

Section 13.01.  Notices.....................................................  47
                                                                              --
Section 13.02.  Entire Agreement............................................  48
                                                                              --
Section 13.03.  Amendments and Waivers......................................  48
                                                                              --
Section 13.04.  Expenses....................................................  49
                                                                              --
Section 13.05.  Successors and Assigns......................................  49
                                                                              --
Section 13.06.  Governing Law...............................................  49
                                                                              --
Section 13.07.  Jurisdiction................................................  49
                                                                              --
Section 13.08.  WAIVER OF JURY TRIAL........................................  49
                                                                              --
Section 13.09.  Counterparts; Effectiveness; Third Party Beneficiaries......  49
                                                                              --
Section 13.10.  Interpretation..............................................  50
                                                                              --
Section 13.11.  Severability................................................  50
                                                                              --
Section 13.12.  Disclosure Schedules........................................  50
                                                                              --
Section 13.13.  Tyco (US) Guarantee.........................................  50
                                                                              --


Exhibit 9.02   Form of Transition Services Agreement

Schedules

                           STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT dated as of April 17, 1998 among ADT Security Services, Inc., a Delaware corporation ("Buyer"), Tyco International (US) Inc., a Massachusetts corporation ("Tyco (US)"), and Borg-Warner Security Corporation, a Delaware corporation ("Seller").

     WHEREAS, Seller is the record and beneficial owner of the Shares and desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Seller on the terms and conditions set forth herein;

     The parties hereto agree as follows:



                                   ARTICLE 1

                                  Definitions

     Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "Accounting Principles" means generally accepted accounting principles consistently applied by Seller in the preparation of its audited consolidated financial statements, taking into account (i) the accounting policies within generally accepted accounting principles and (ii) the exceptions to generally accepted accounting principles, in each case, accompanying the Balance Sheet attached as part of Schedule 3.08.
                             ----

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that neither any Company nor any Subsidiary shall be considered an Affiliate of Seller.

     "Alarm" means Wells Fargo Alarm Services, Inc., a Delaware corporation.

     "Alarm Common Stock" means the common stock, par value $0.01 per share, of Alarm.

     "Balance Sheet" means the unaudited pro forma combined balance sheet of the Companies and the Subsidiaries as at December 31, 1997, a copy of which is attached as part of Schedule 3.08.
                             ----

     "Balance Sheet Date" means December 31, 1997.

     "Benefit Arrangement" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that
(i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by Seller, any of its Affiliates, any Company or any Subsidiary and (iii) covers any employee or former employee of any Company or any Subsidiary employed in the United States or Canada.

     "Canada Alarm" means BW-Canada Alarm (Wells Fargo) Corporation, a Delaware corporation.

     "Canada Alarm Common Stock" means the common stock, par value $0.01 per share, of Canada Alarm.

     "Closing Date" means the date of the Closing.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Companies" means, collectively, Alarm, Pyro and Canada Alarm (each, a "Company").

     "Employee Plan" means any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by Seller, any of its Affiliates, any Company or any Subsidiary and (iii) covers any employee or former employee of any Company or any Subsidiary.

     "Environmental Laws" means any and all statutes, laws, regulations and rules, in each case as in effect on the date hereof, that have as their principal purpose the protection of the environment and includes, but is not limited to, the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S) 6901 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et
seq., the Clean Air Act, 33 U.S.C. (S) 2601 et seq., the Toxic Substance Control Act, 15 U.S.C. (S) 2601 et seq., and the Oil Pollution Act of 1990, 33 U.S.C.
(S) 2701 et seq., as such laws have been amended or supplemented on or prior to the date hereof, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "knowledge of Seller", "Seller's knowledge" or any other similar knowledge qualification in this Agreement means to the actual knowledge of the President, the Chief Financial Officer or the General Counsel of Seller or any Company.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such asset.

     "Material Adverse Effect" means a material adverse effect on the business, assets, financial condition or revenues of the Companies and the Subsidiaries, taken as a whole, except any such effect resulting from or arising in connection with (i) this Agreement or the transactions contemplated hereby, (ii) changes or conditions affecting the physical and electronic security industries generally or (iii) changes in economic, regulatory or political conditions generally.

     "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Pyro" means Wells Fargo Pyro Technologies, Inc., a New Jersey corporation.

     "Pyro Common Stock" means the common stock, par value $1.00 per share, of Pyro.

     "Shares" means, collectively, 100 shares of Alarm Common Stock, 1,000 shares of Pyro Common Stock and 100 shares of Canada Alarm Common Stock.

     "Subsidiary" means any corporation or other entity of which a majority of the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by any Company; provided that, for purposes of this Agreement, BW-Chemicals Corporation shall not be considered a Subsidiary.

     "Title IV Plan" means an Employee Plan subject to Title IV of ERISA other than any Multiemployer Plan.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

     Term                                       Section

     Accounting Referee                            8.01
                                                   ----
     Alarm Preferred Stock                         3.05
                                                   ----
     Antitrust Law                                 7.01(b)
                                                   -------
     Applicable Tax Rate                           8.06(b)
                                                   -------
     Base Net Tangible Assets                      2.04
                                                   ----
     Buyer 401(k) Plan                             9.01(b)
                                                   -------
     Buyer Plan                                    9.01(b)
                                                   -------
     Canada Alarm Preferred Stock                  3.05
                                                   ----
     Claim                                        11.03
                                                  -----
     Closing                                       2.02
                                                   ----
     Closing Net Tangible Assets                   2.03
                                                   ----
     Closing Balance Sheet                         2.03
                                                   ----
     Combined Return                               8.01
                                                   ----
     Company Intellectual Property                 3.15
                                                   ----
     Company Securities                            3.05
                                                   ----
     Continuing Employees                          9.01(b)
                                                   -------
     DOJ                                           7.01(b)
                                                   -------
     Damages                                      11.02
                                                  -----
     Final Net Tangible Assets                     2.04
                                                   ----
     FTC                                           7.01(b)
                                                   -------
     Governmental Authority                        7.01(b)
                                                   -------
     Indemnified Party                            11.03
                                                  -----
     Indemnifying Party                           11.03
                                                  -----

     Term                                        Section

     Licenses and Permits                          3.13
                                                   ----
     Loss                                          8.06(a)
                                                   -------
     Non-Compete Period                            5.05(a)
                                                   -------
     Potential Contributor                        11.05
                                                  -----
     Pre-Closing Uninsured Claims                 11.02(d)
                                                  --------
     Pre-Closing Tax Period                        8.01
                                                   ----
     Price Allocation Schedule                     8.03(d)
                                                   -------
     Preferred Stock                               3.05
                                                   ----
     Purchase Price                                2.01
                                                   ----
     Retirement Plan                               9.01(b)
                                                   -------
     Returns                                       8.02
                                                   ----
     Section 338 Cost                              8.06(g)
                                                   -------
     Section 338(h)(10) Election                   8.03(d)
                                                   -------
     Seller Companies                              5.05(a)
                                                   -------
     Seller 401(k) Plans                           9.01(b)
                                                   -------
     Seller Group                                  8.01
                                                   ----
     Seller Welfare Plans                          9.02(a)
                                                   -------
     Seller Trademarks and Tradenames              6.03(a)
                                                   -------
     State Tax                                     8.01
                                                   ----
     State Tax Benefit                             8.06(b)
                                                   -------
     Subsidiary Securities                         3.07(b)
                                                   -------
     Tax                                           8.01
                                                   ----
     Tax Sharing Agreement                         8.01
                                                   ----
     Taxing Authority                              8.01
                                                   ----
     Third Party Claim                            11.03
                                                  -----
     Transition Period                             6.03(a)
                                                   -------
     Transition Trademarks and Tradenames          6.03(a)
                                                   -------


                                   ARTICLE 2

                               Purchase and Sale

     Section 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Shares at the Closing. The purchase price for the Shares (the "Purchase Price") is $425,000,000 in cash. The Purchase Price shall be paid as provided in Section 2.02 and shall be subject to adjustment as provided in Section 2.04.

     Section 2.02. Closing. The closing (the "Closing") of the purchase and sale of the Shares hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than five business days, after satisfaction of the conditions set forth in Article 10, or at such other time or place as Buyer and Seller may agree. At the Closing:

     (a) Buyer shall deliver to Seller the Purchase Price in immediately available funds by wire transfer to an account of Seller with a bank in New York City designated by Seller, by notice to Buyer, not later than two business days prior to the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of Seller in such amount).

     (b) Seller shall deliver to Buyer certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

     Section 2.03. Closing Balance Sheet. (a) As promptly as practicable, but no later than 60 days, after the Closing Date, Buyer will cause to be prepared and delivered to Seller the Closing Balance Sheet and a certificate based on such Closing Balance Sheet setting forth Buyer's calculation of Closing Net Tangible Assets. The Closing Balance Sheet (the "Closing Balance Sheet") shall fairly present the combined financial position of the Companies and the Subsidiaries as at the close of business on the Closing Date in conformity and on a basis consistent with the Accounting Principles. "Closing Net Tangible Assets" means the combined stockholder's equity of the Companies and the Subsidiaries as shown on the Closing Balance Sheet, with the following adjustments: (i) less, to the extent included in the Closing Balance Sheet, all assets that in accordance with the Accounting Principles would be classified as intangible assets, including, without limitation, goodwill, patents, trademarks, deferred expenses and unamortized debt discount and (ii) excluding (A) the effect (including the Tax effect) of the purchase of the Shares and any act, event or transaction occurring after the Closing and not in the ordinary course of business of the Companies and the Subsidiaries, (B) any current or deferred income tax assets or liabilities, (C) any liabilities indemnified by Seller (whether or not Buyer is responsible for a portion thereof), (D) except as would be required of Seller by generally accepted accounting principles, any write up or write down of assets from their historic depreciated or amortized carrying cost to reflect any higher or lower market value and (E) the balance in single interest retention.

     (b) If Seller disagrees with Buyer's calculation of Closing Net Tangible Assets delivered pursuant to Section 2.03(a), Seller may, within 45 days after
                                     -------
delivery of the documents referred to in Section 2.03(a), deliver a notice to Buyer disagreeing with such calculation and setting forth Seller's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Seller disagrees, and Seller shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of Closing Net Tangible Assets delivered pursuant to Section 2.03(a).

     (c) If a notice of disagreement shall be duly delivered pursuant to Section 2.03(b), Buyer and Seller shall, during the 15 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Net Tangible Assets, which amount shall not be less than the amount thereof shown in Buyer's calculations delivered pursuant to Section 2.03(a) nor more than the amount thereof shown in Seller's calculation delivered pursuant to Section 2.03(b). If, during such period, Buyer and Seller are unable to reach such agreement, they shall promptly thereafter cause independent accountants of nationally recognized standing reasonably satisfactory to Buyer and Seller (who shall not have any material relationship with Buyer or Seller), promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Net Tangible Assets. In making such calculation, such independent accountants shall consider only those items or amounts in the Closing Balance Sheet or Buyer's calculation of Closing Net Tangible Assets as to which Seller has disagreed and, in considering such items and amounts, shall apply the provisions of Section 2.03(a) and the Accounting Principles. Such independent accountants shall deliver to Buyer and Seller, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon Buyer and Seller. The cost of such review and report shall be borne equally by Buyer and Seller.

     (d) Buyer and Seller agree that they will, and agree to instruct their respective independent accountants and cause each Company and each Subsidiary to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Net Tangible Assets and in the conduct of the reviews referred to in this Section 2.03, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

     Section 2.04. Adjustment of Purchase Price. (a) If Base Net Tangible Assets exceed Final Net Tangible Assets, Seller shall pay to Buyer, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.04(b), the amount of such excess. If Final Net Tangible Assets exceed Base Net Tangible Assets, Buyer shall pay to Seller, in the manner and with interest as provided in Section 2.04(b), the amount of such excess. "Base Net Tangible Assets" means $228,474,000. Schedule 2.04 shows the calculation of Base Net Tangible Assets based on the Balance Sheet and the provisions set forth in Section 2.03 and excluding cash of the Companies and the Subsidiaries shown on the Balance Sheet. "Final Net Tangible Assets" means Closing Net Tangible Assets (i) as shown in Buyer's calculation delivered pursuant to Section 2.03(a), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.03(b); or (ii) if such a notice of disagreement is delivered, (A) as agreed by Buyer and Seller pursuant to Section 2.03(c) or (B) in the absence of such agreement, as shown in the independent accountants' calculation delivered pursuant to Section 2.03(c); provided that in no event shall Final Net Tangible Assets be less than Buyer's calculation of Closing Net Tangible Assets delivered pursuant to Section 2.03(a) or more than Seller's calculation of Closing Net Tangible Assets delivered pursuant to Section 2.03(b).

     (b) Any payment pursuant to Section 2.04(a) shall be made at a mutually convenient time and place within 10 days after Final Net Tangible Assets have been determined by delivery by Buyer or Seller, as the case may be, of a certified or official bank check or by wire transfer payable in immediately available funds to the other party or by causing such payments to be credited to such account of such other party as may be designated by such other party. The amount of any payment to be made pursuant to this Section 2.04 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the Prime Rate as published in the Wall Street Journal, Eastern Edition, in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.



                                   ARTICLE 3

                   Representations and Warranties of Seller

      Seller represents and warrants to Buyer as of the date hereof that:

     Section 3.01. Corporate Existence and Power. Each of Seller and the Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as now conducted, except for such matters as would not have a Material Adverse Effect. Each Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for such matters as would not have a Material Adverse Effect. Each Company has heretofore delivered or made available to Buyer true and complete copies of its certificate of incorporation and bylaws as currently in effect.

     Section 3.02. Corporate Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby are within Seller's corporate powers and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

     Section 3.03. Governmental Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than
(a) compliance with any applicable requirements of the HSR Act; (b) compliance with any applicable requirements of the 1934 Act; (c) compliance with any other applicable securities laws; (d) compliance with any applicable Canadian laws;
(e) any actions or filings which, if not taken or made, would not have a Material Adverse Effect and (f) any filings or notices not required to be made or given until after the Closing Date.

     Section 3.04. Noncontravention. Except as set forth in Schedule 3.04, the execution, delivery and performance by Seller of this Agreement do not and the consummation of the transactions by Seller contemplated hereby will not (a) contravene or conflict with the certificate of incorporation, bylaws or similar organizational documents of Seller or any Company, (b) assuming compliance with the matters referred to in Section 3.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Seller, any Company or any Subsidiary or to a loss of any benefit to which Seller, any Company or any Subsidiary is entitled under any provision of any agreement or other instrument binding upon Seller, any Company or any Subsidiary or (d) result in the creation or imposition of any Lien on any asset of any Company or any Subsidiary pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any Company or any Subsidiary is a party or by which any Company or any Subsidiary is bound or affected, except in the case of clause (b), (c) or (d), for such matters as would not have a Material Adverse Effect.

     Section 3.05. Capitalization. The authorized capital stock of Alarm consists of 9,000 shares of Alarm Common Stock and 1,000 shares of preferred stock, par value $0.01 per share ("Alarm Preferred Stock"); the authorized capital stock of Pyro consists of 1,000 shares of Pyro Common Stock; and the authorized capital stock of Canada Alarm consists of 9,000 shares of Canada Alarm Common Stock and 1,000 shares of preferred stock, par value $0.01 per share ("Canada Alarm Preferred Stock"). As of the date hereof, (A) 100 shares of Alarm Common Stock and no shares of Alarm Preferred Stock were issued and outstanding, (B) 1,000 shares of Pyro Common Stock were issued and outstanding, and (C) 100 shares of Canada Alarm Common Stock and no shares of Canada Alarm Preferred Stock were issued and outstanding. All outstanding shares of capital stock of each Company have been duly authorized, validly issued, fully paid and non-assessable. Except as set forth in this Section 3.05, there are no outstanding (i) shares of capital stock or voting securities of any Company,
(ii) securities of any Company convertible into or exchangeable for shares of capital stock or voting securities of any Company or (iii) options, warrants or other rights to acquire from any Company, or other obligation of any Company to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no contractual obligations of any Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

     Section 3.06. Ownership of Shares. Except as set forth in Schedule 3.06, Seller is the record and beneficial owner of the Shares, free and clear of any Lien, and will transfer and deliver to Buyer at the Closing valid title to the Shares free and clear of any Lien.

     Section 3.07. Subsidiaries. (a) Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as now conducted, except for such matters as would not have a Material Adverse Effect.

     (b) All of the outstanding capital stock or other voting securities of each Subsidiary is owned by Canada Alarm, directly or indirectly, free and clear of any Lien. There are no outstanding (i) securities of any Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (ii) options, warrants or other rights to acquire from any Company or any Subsidiary, or other obligation of any Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities").

There are no contractual obligations of any Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

     (c) None of the Companies directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     Section 3.08. Financial Statements. Schedule 308 sets forth the unaudited pro forma combined balance sheet as of December 31, 1997 and the related unaudited pro forma combined statements of operating income and operating cash flows for the year ended December 31, 1997 of the Companies and the Subsidiaries. Such financial statements fairly present, in all material respects, in conformity with the Accounting Principles, the combined financial position of the Companies and the Subsidiaries as of the date thereof and their combined operating income and operating cash flows for the period then ended.

     Section 3.09. Absence of Certain Changes. Except as set forth in Schedule 3.09, since the Balance Sheet Date, the business of the Companies and the Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

          (a) any event, occurrence or development which has had a Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of any Company or any Subsidiary or any repurchase, redemption or other acquisition by any Company or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, any Company or any Subsidiary;

          (c) any amendment of any term of any outstanding security of any Company or any Subsidiary that would materially increase the obligations of such Company or Subsidiary under such security;

          (d) (x) any incurrence or assumption by any Company or any Subsidiary of any indebtedness for borrowed money, other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) (A) in the ordinary course of business consistent with past practices (it being understood that any indebtedness incurred prior to the date hereof in respect of capital expenditures shall be considered to have been in the ordinary course of business consistent with past practices) or (B) in connection with any acquisition or capital expenditure permitted by Section 5.01 or (y) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by any Company or any Subsidiary for the obligations of any other Person (other than any wholly-owned Subsidiary), other than in the ordinary course of business consistent with past practices;

          (e) any making of any loan, advance or capital contributions to or investment in any Person by any Company or any Subsidiary other than (i) any acquisition permitted by Section 5.01, (ii) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries, (iii) loans or advances to employees of any Company or any Subsidiary made in the ordinary course of business consistent with past practices or (iv) loans, advances or capital contributions to or investments made in the ordinary course of business consistent with past practices;

          (f) (i) any contract or agreement entered into by any Company or any Subsidiary on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by any Company or any Subsidiary of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that would have a Material Adverse Effect, other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (g) any material change in any method of accounting or accounting practice by any Company or any Subsidiary except for any such change required by reason of a change in generally accepted accounting principles;

          (h) any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of any Company or any Subsidiary (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or employee of any Company or any Subsidiary or (iii) change in compensation or other benefits payable to any director, officer or employee of any Company or any Subsidiary pursuant to any severance or retirement plans or policies thereof, in each case, other than in the ordinary course of business consistent with past practices;

          (i) any sale, lease, transfer, assignment, distribution or other disposition of any material assets (except for sales in the ordinary course of business) by any Company or any Subsidiary, or any disposal of any Company or any Subsidiary of any material assets for any amount to Seller or its Affiliates ;

          (j) any disposal or lapse of any rights in, to or for the use of any patent, trademark, trade name or copyright of any Company or any Subsidiary, or any disclosure to any person who is not an employee, or other disposition of, any customer lists of any Company or any Subsidiary, in each case, which would have a Material Adverse Effect;

          (k) any material damage, destruction or loss of any monitoring center; or

          (l) any material revaluation by any Company or any Subsidiary of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business.

     Section 3.10. No Undisclosed Material Liabilities. There are no liabilities of any Company or any Subsidiary (absolute, accrued, contingent or otherwise), other than:

          (a) liabilities adequately provided for in the Balance Sheet or disclosed in the notes thereto;

          (b) liabilities set forth in Schedule 3.10;

          (c) liabilities disclosed in, related to or arising under any agreements, instruments or other matters disclosed in this Agreement or any Schedule hereto;

          (d) liabilities incurred in the ordinary course of business since the Balance Sheet Date; or

          (e) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

     Section 3.11. Material Contracts. (a) Except as set forth in Schedule 3.11, as of the date hereof, neither any Company nor any Subsidiary is a party to or bound by:

          (i) any lease (whether of real or personal property) providing for annual rentals of $100,000 or more;

          (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for either (A) annual payments by the Companies and the Subsidiaries of $100,000 or more or (B) aggregate future payments by the Companies and the Subsidiaries of $100,000 or more;

          (iii) any sales, distribution or other similar agreement providing for the sale by any Company or any Subsidiary of materials, supplies, goods, services, equipment or other assets that provides for annual payments to the Companies and the Subsidiaries of $100,000 or more, other than customer and subscriber agreements;

          (iv) any material partnership, joint venture or other similar agreement or arrangement;

          (v) any agreement relating to the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets or otherwise);

          (vi) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $100,000;

          (vii) any material agreement that limits the freedom of any Company or any Subsidiary to compete in any line of business or with any Person or in any area;

          (viii) any material agreement with Seller or any of its Affiliates or any director or officer of Seller or any of its Affiliates; or

          (ix) any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Companies and the Subsidiaries, taken as a whole.

     (b) Each agreement, contract, plan, lease, arrangement or commitment required to be disclosed pursuant to this Section is a valid and binding agreement of a Company or a Subsidiary, as the case may be, and is in full force and effect, and none of any Company, any Subsidiary or, to the knowledge of Seller, any other party thereto is in default or breach in any respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment, except for any such matters which would not have a Material Adverse Effect.

     (c) The Companies have furnished or made available, or will furnish or make available, prior to the Closing Date, to Buyer true and correct copies of all material contracts disclosed pursuant to this Section.

     Section 3.12. Litigation. Except as set forth in Schedule 3.12, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Seller, threatened against or affecting, Seller, any Company or any Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency or official which is reasonably likely to have a Material Adverse Effect. There are no orders, writs, injunctions or decrees currently in force against any Company or any Subsidiary or the directors, officers, agents or employees of any Company or any Subsidiary with respect to the conduct of the business of the Companies and the Subsidiaries which are reasonably likely to have a Material Adverse Effect.

     Section 3.13. Compliance with Laws and Court Orders. Neither any Company nor any Subsidiary is in violation of any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and would not have a Material Adverse Effect. Except as set forth in Schedule 3.13, the Companies and the Subsidiaries own, hold or possess in their own respective name, all licenses, franchises, permits, approvals and other governmental authorization (collectively, "Licenses and Permits") necessary to entitle them to use their respective corporate name, to own or lease, operate and use their respective assets and properties and to carry on and conduct their respective businesses and operations as presently conducted, except for such matters as would not have a Material Adverse Effect. To the knowledge of Seller, the Companies and the Subsidiaries are not in violation of or default under any Licenses and Permits which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Schedule 3.13 sets forth a complete and correct list of all material Licenses and Permits of the Companies and the Subsidiaries with the Federal Communications Commission, all of which are in full force and effect as of the date hereof.

     Section 3.14. Assets. The assets, properties, rights and contracts, including (as applicable) title or leaseholds thereto, of the Companies and the Subsidiaries, taken as a whole, are sufficient to permit the Companies and the Subsidiaries to conduct their business as currently being conducted with only such exceptions as would not have a Material Adverse Effect. All material real property owned by the Companies and the Subsidiaries is owned free and clear of all Liens, except (A) those reflected or reserved against in the Balance Sheet,
(B) taxes and
general and special assessments not in default and payable without penalty or interest, (C) Liens set forth in Schedule 3.14 and (D) Liens that do not materially adversely interfere with any present use of such property.

     Section 3.15. Intellectual Property. Schedule 3.15 sets forth an accurate and complete list of all material patents, trademarks, service marks, trade names, trade secrets and other intellectual property rights (collectively, the "Company Intellectual Property") owned or used by the Companies and the Subsidiaries in the operation of their businesses. Except as set forth in
Schedule 3.15, the Companies and the Subsidiaries own or have a valid license to use, free and clear of any lien or other encumbrance, all of the Company Intellectual Property necessary to carry on their respective business as currently conducted, and neither any Company nor any Subsidiary has received any notice of infringements of or conflict with, and to the knowledge of the Companies, there are no infringements of or conflicts with, the rights of others with respect to the use of any of the Company Intellectual Property, except for such matters that, individually or in the aggregate, would not have a Material Adverse Effect.

     Section 3.16. Insurance. Except as set forth in Schedule 3.16, the Companies and the Subsidiaries are covered by insurance maintained by Seller with insurers, reasonably believed by Seller to be of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. Neither any Company nor any Subsidiary has been denied insurance or suffered the cancellation of any insurance with respect to it in the past five years that, in either case, has had a Material Adverse Effect.

     Section 3.17. Finders' Fees. Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated, no investment banker, broker, finder or other intermediary entitled to any fee or commission from any Company or any Subsidiary upon consummation of the transactions contemplated by this Agreement.

     Section 3.18. Employees. Schedule 3.18 sets forth a true and complete list of (a) the names, titles, annual salaries and other compensation of all presidents and vice presidents of the Companies and the Subsidiaries and all other employees of the Companies and the Subsidiaries whose annual base salary exceeds $100,000, (b) all employment agreements with executive officers of each Company and each Subsidiary, (c) all agreements with consultants who are individuals obligating any Company or any Subsidiary to make annual cash payments, in each case, in an amount exceeding $100,000, (d) all material agreements with respect to the services of independent contractors or leased employees whether or not they participate in any of the Employee Plans, (e) all executive officers of each Company and each Subsidiary who have executed a non-competition agreement with such Company or such Subsidiary, (f) all severance agreements of each Company and each Subsidiary with or relating to its employees, in each case, with outstanding commitments exceeding Seller's generally applicable severance policies, excluding programs and policies required to be maintained by law and
(g) all plans, programs, agreements and other arrangements of each Company and each Subsidiary which contain change in control provisions.

     Section 3.19. Employee Benefit Plans. (a) Schedule 3.19 identifies each material Employee Plan. Seller has made available to Buyer copies of such Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any such Employee Plan. Schedule 3.19 identifies each such Employee Plan which is (i) a Multiemployer Plan, (ii) a Title IV Plan or (iii) maintained in connection with any trust described in Section 501(c)(9) of the Code.

     (b) Neither any Company or any Subsidiary nor any ERISA Affiliate of any Company or any Subsidiary has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Closing Date, (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or
(B) any liability under Section 4971 of the Code that in either case could become a material liability of any Company or any Subsidiary or Buyer or any of its ERISA Affiliates after the Closing Date.

     (c) Except as set forth in Schedule 3.19, each Employee Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of Seller, there has been no event since the date of such determination which would adversely affect such qualification; each trust created under any such Plan has been determined by the Internal Revenue Service to be exempt from tax under
Section 501(a) of the Code and, to the knowledge of Seller, there has been no event since the date of such exemption which would adversely affect such exemption. Seller has provided Buyer with the most recent determination letter of the Internal Revenue Service relating to each such Employee Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for such matters as would not have a Material Adverse Effect.

     (d) Schedule 3.19 identifies each material Benefit Arrangement. Seller has furnished or made available to Buyer copies or descriptions of each such Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof. Each such Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, except for such matters as would not have a Material Adverse Effect.

     (e) Except as set forth in Schedule 3.19, neither any Company nor any Subsidiary has any contractual obligation which would result in any material current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of any Company or any Subsidiary, except as required to avoid excise tax under Section 4980B of the Code.

     Section 3.20. Environmental Matters. Except as set forth in Schedule 3.20 and except for such matters as would not have a Material Adverse Effect:

          (a) no written notice, request for information, order, complaint or penalty has been received relating to any Environmental Law, and there are no judicial, administrative or other actions, suits or proceedings pending or threatened which allege a violation of any Environmental Law, in each case relating to any Company or any Subsidiary;

          (b) each Company and each Subsidiary have all environmental permits necessary for their operations to comply with all applicable Environmental Laws and are in compliance with the terms of such permits and with all other applicable Environmental Laws;

          (c) there has been no written environmental audit conducted within the past five years by Seller, any Company or any Subsidiary of any property currently owned or leased by any Company or any Subsidiary which has not been delivered or made available to Buyer prior to the date hereof; and

          (d) to the knowledge of Seller, neither any Company nor any Subsidiary has been identified as a potentially responsible party at any federal or state national priority list ("Superfund") site.

     Section 3.21. Labor Matters. (a) Except as set forth in Schedule 3.21 and except for such matters as would not have a Material Adverse Effect, there are no (i) labor strikes, disputes, slowdowns, representation campaigns or work stoppages with respect to employees of any Company pending, or to the knowledge of Seller, threatened against or affecting any Company or any Subsidiary, (ii) grievance or arbitration proceedings arising out of collective bargaining agreements to which any Company or any Subsidiary is a party (other than informal grievances), (iii) unfair labor practice complaints pending or, to the knowledge of Seller, threatened against any Company or any Subsidiary or
(iv) collective bargaining agreements or other labor union contracts applicable to persons employed by any Company or any Subsidiary, and to the knowledge of Seller, there are no activities or proceedings of any labor union to organize any such employees.

     (b) Except to the extent set forth in Schedule 3.21 and except for such matters as would not have a Material Adverse Effect, the Companies and the Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

     Section 3.22. Books and Records. The books of account, minute books, stock record books and other records of the Companies and the Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices.

     Section 3.23. Customers and Suppliers. Schedule 3.23 sets forth a list of the ten largest customers of the Companies and the Subsidiaries, by dollar amount of annual service in force as at December 31, 1997, and the ten largest suppliers of the Companies and the Subsidiaries, by dollar amount, over the twelve months ended December 31, 1997. All purchase and sale orders and other commitments for purchases and sales made by the Companies and the Subsidiaries have been made in the ordinary course of business in accordance with past practices, and no payments have been made to any supplier or customer or any of their respective representatives, other than payments to such suppliers or the payment of the invoiced price of supplies purchased or goods sold in the ordinary course of business.

     Section 3.24. Product Liability. (a) Except as set forth in Schedule 3.24, Seller is not aware of any claim, or the basis of any claim, against any Company or any Subsidiary for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by any Company or any Subsidiary, including claims arising out of the defective or unsafe nature of its products or services, which would have a Material Adverse Effect.

     (b) Except as set forth in Schedule 3.24, there is no pending, or to Seller's knowledge, threatened recall or investigation of any product sold by any Company or any Subsidiary which would have a Material Adverse Effect.

                                   ARTICLE 4

                    Representations and Warranties of Buyer

     Buyer represents and warrants to Seller as of the date hereof that:

     Section 4.01. Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as now conducted.

     Section 4.02. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

     Section 4.03. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than
(a) compliance with any applicable requirements of the HSR Act; (b) compliance with any applicable requirements of the 1934 Act; and (c) compliance with any applicable Canadian laws.

     Section 4.04. Noncontravention. The execution, delivery and performance by Buyer of this Agreement do not and the consummation of the transactions by Buyer contemplated hereby will not (i) contravene or conflict with the certificate of incorporation or bylaws of Buyer, (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any agreement or other instrument binding upon Buyer or (iv) result in the creation or imposition of any material Lien on any asset of Buyer pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer is a party or by which Buyer is bound or affected.

     Section 4.05. Financing. Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

     Section 4.06. Purchase for Investment. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

     Section 4.07. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer or any of its properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     Section 4.08. Finders' Fees. No investment banker, broker, finder or other intermediary is entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     Section 4.09. Inspections; No Other Representations. Buyer agrees to accept the Shares and the Companies in the condition they are in on the Closing Date based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Seller, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges that Seller makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Companies and the Subsidiaries or the future business and operations of the Companies and the Subsidiaries or (ii) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to any Company or any Subsidiary or their respective businesses or operations, except as expressly set forth in this Agreement.

                                   ARTICLE 5

                              Covenants of Seller

     Seller agrees that:

     Section 5.01. Conduct of the Companies. From the date hereof until the Closing Date, except as expressly provided otherwise in this Agreement, including Schedules 3.09 and 5.01 hereto, Seller shall cause each Company and each Subsidiary to conduct their businesses in the ordinary course consistent with past practices and to use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except as expressly provided otherwise in this Agreement, including Schedules
3.09 and 5.01 hereto, Seller will not permit any Company or any Subsidiary to:

     (a) adopt or propose any change in its certificate of incorporation or any material change in its bylaws;

     (b) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of any Company or any Subsidiary (other than a liquidation or dissolution of any Subsidiary or a merger or consolidation between wholly-owned Subsidiaries);

     (c) make any equity investment in or acquisition of any business of any Person or any material amount of assets, except for any capital expenditure permitted by Section 5.01(h);

     (d) sell, lease, license or otherwise dispose of any assets in an amount that would be material to the Companies and the Subsidiaries, taken as a whole, except (i) pursuant to existing contracts or commitments or (ii) in the ordinary course of business consistent with past practices;

     (e) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by any Subsidiary to any Company or any other Subsidiary;

     (f) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of any Company or any Subsidiary;

     (g) redeem, purchase or otherwise acquire directly or indirectly any of the capital stock of any Company or any Subsidiary;

     (h) make or commit to make any capital expenditure, except in the ordinary course of business and which is consistent with the 1998 budget plans made available to Buyer; or

     (i) agree or commit to do any of the foregoing.

Seller will not take, and will not permit any Company or any Subsidiary to take, any action that would make any representation or warranty of Seller hereunder inaccurate in any material respect at or as of any time prior to the Closing Date.

     Section 5.02. Access to Information. (a) To the extent permitted by applicable law, from the date hereof until the Closing Date, Seller will (i) give, and will cause each Company and each Subsidiary to give, to Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Companies and the Subsidiaries and to the books and records of Seller relating to the Companies and the Subsidiaries, (ii) furnish, and will cause each Company and each Subsidiary to furnish, to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct the employees, auditors, counsel and financial advisors of Seller, any Company or any Subsidiary to cooperate with Buyer in its investigation of the business of the Companies and the Subsidiaries. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller or any of its subsidiaries.

     (b) On and after the Closing Date, Seller will afford promptly to Buyer and its agents reasonable access to its books of account, financial and other records (including, without limitation, accountant's work papers), information, employees and auditors to the extent necessary or useful for Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to any Company or any Subsidiary; provided that any such access by Buyer shall not unreasonably interfere with the conduct of the business of Seller. Buyer shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

     Section 5.03. Notices of Certain Events. Seller shall promptly notify Buyer of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Seller or any Company or any Subsidiary which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12.

     Section 5.04. Resignations. Seller will deliver to Buyer the resignations of all officers and directors of each Company and each Subsidiary who will be officers, directors or employees of Seller or any of its Affiliates after the Closing Date from their positions with any Company or any Subsidiary at or prior to the Closing Date.

     Section 5.05. Non-Competition. (a) Seller agrees that, for a period of five years from the Closing Date (the "Non-Compete Period"), neither Seller nor any of its subsidiaries (Seller and its subsidiaries, collectively, the "Seller Companies") shall engage in, or directly or indirectly acquire a controlling interest in any Person engaged in, the following businesses: (i) the installation, servicing and monitoring of electronic security systems in the United States or Canada for commercial or residential customers which utilize intrusion and fire detection systems, sprinklers and critical industrial processing monitoring, closed circuit television and access control systems;
(ii) the furnishing of integrated guard, patrol and alarm service to residential customers in the Bel Air, Beverly Hills and adjacent Los Angeles communities; and (iii) the sale, distribution, installation and servicing in the United States of commercial fire suppression systems. Notwithstanding the foregoing, nothing in this Agreement shall restrict or otherwise limit the ability of the Seller Companies to engage, directly or indirectly, in the business of (A) marketing, designing, engineering or supplying integrated security solution, provided that the installation, servicing or monitoring of the electronic security systems are provided by another Person or Persons by contract or subcontract or pursuant to one or more partnerships, alliances or other arrangements, and (B) the research, design, development, manufacture, distribution or supply of electronic and physical security equipment and devices, including without limitation closed circuit television systems and components and access control systems and components, provided that any such equipment or devices is distributed or supplied only to security companies or through conventional distribution channels for original equipment manufacturers.

     (b) Seller agrees that, during the Non-Compete Period, the Seller Companies shall not solicit integrated security solutions which include the installation, servicing and monitoring of electronic security systems for locations that, as of the Closing Date, have electronic security systems serviced or monitored by the Companies and the Subsidiaries, unless such solicitation is in accordance with the provisions of the Strategic Alliance Agreement dated as of April 17, 1998 between Seller and Buyer, as amended from time to time.

     (c) Seller acknowledges that it is the exclusive world-wide licensee for the tradename "Wells Fargo" for use in conjunction with the furnishing of electronic security services, as more fully set forth in that certain agreement dated September 20, 1979 with Wells Fargo & Company and Wells Fargo Bank, N.A. Seller agrees, for a period of 10 years from the Closing Date, that the Seller Companies shall not, and that Seller shall not grant or otherwise transfer to any other Person a license to, utilize the "Wells Fargo" tradename in conjunction with the installation, servicing and monitoring of electronic security systems in the United States or Canada.

     (d) If during the Non-Compete Period, Seller (or any successor) is merged or consolidated with or otherwise acquired by any other Person, this Section
5.05 shall in no way restrict or otherwise limit the business or operations of such other Person; provided that the Seller Companies shall remain subject to the provisions of Section 5.05(a), 5.05(a) and 5.05(c) for the periods specified therein.

     Section 5.06. Non-Solicitation. Seller agrees that it shall not for a period of one year from the Closing Date, directly or indirectly, solicit for employment or hire any non-clerical employee of any Company or any Subsidiary, except that Seller shall not be precluded from soliciting for employment or hiring any such employee who has been discharged by any Company or any Subsidiary from such employment.

     Section 5.07. Intercompany Accounts. Except as otherwise provided herein, Seller will reclassify to stockholder's equity all intercompany balances between Seller and its Affiliates, on the one hand, and the Companies and the Subsidiaries, on the other hand, at or prior to the Closing Date, and all intercompany arrangements between Seller and its Affiliates, on the one hand, and the Companies and the Subsidiaries, on the other hand, will be terminated as of the Closing Date. Seller agrees to indemnify and hold harmless Buyer from any costs or expenses resulting from the reclassification to stockholder's equity of such balances.

                                   ARTICLE 6

                              Covenants of Buyer

     Buyer agrees that:

     Section 6.01. Confidentiality. Prior to the Closing Date and after any termination of this Agreement, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Seller, any of its Affiliates, any Company or any Subsidiary furnished to Buyer or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been
(i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer on a non-confidential basis from sources other than Seller, any of its Affiliates, any Company or any Subsidiary; provided that Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. Buyer shall be responsible for any failure to treat such information confidentially by such Persons. The obligation of Buyer and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Buyer and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Affiliates or on their behalf from Seller, any of its Affiliates, any Company or any Subsidiary in connection with this Agreement that are subject to such confidence.

     Section 6.02. Access. Buyer will cause each Company and each Subsidiary, on and after the Closing Date, to afford promptly to Seller and its agents reasonable access to their properties, books, records, employees and auditors to the extent necessary to permit Seller to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the

Closing Date; provided that any such access by Seller shall not unreasonably interfere with the conduct of the business of Buyer, any Company or any Subsidiary. Seller will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning any Company or any Subsidiary provided to it pursuant to this Section.

     Section 6.03. Trademarks; Tradenames. (a) After the Closing Date, Buyer shall not permit any Company or any Subsidiary to use any of the marks or names set forth in Schedule 6.03(a) (the "Seller Trademarks and Tradenames"). Notwithstanding the foregoing, the Companies and the Subsidiaries may phase out any existing use of the Seller Trademarks and Tradenames that are identified in
Schedule 6.03 as "Transition Trademarks and Tradenames" (the "Transition Trademarks and Tradenames") to the extent any printed materials containing or bearing the Transition Trademarks and Tradenames may continue to be used for a transition period of up to nine months following the Closing Date (the "Transition Period"); provided that Buyer shall use its best efforts to phase out such use as promptly as practicable following the Closing Date in a commercially reasonable manner. It is understood between the parties that during the Transition Period, Buyer may (i) use the Transition Trademarks and Tradenames with the Buyer's trademarks and tradenames and (ii) make factual statements regarding the business which include use of the Transition Trademarks and Tradenames, e.g., "formerly known as Wells Fargo Alarm Services". Upon expiration of the Transition Period, any and all use of the Transition Trademarks and Tradenames by Buyer, any Company or any Subsidiary shall cease.

     (b) Promptly following the Closing Date, Buyer shall cause each of the Companies and the Subsidiaries, to the extent necessary, to file with the applicable governmental body, agency or official an amendment to its organizational documents to delete from its name any of the Seller Trademarks and Tradenames or any marks and names derived therefrom and to do or cause to be done all other acts, including the payment of any fees required in connection therewith, to cause such amendment to become effective.

     (c) At the Closing, Seller shall assign and transfer its right, title and interest in the trademarks which are identified in Schedule 6.03(c) to Alarm or Pyro, as the case may be, pursuant to trademark assignment agreements, in substantially the form attached to Schedule 6.03(c).

     Section 6.04. Notices of Certain Events. Buyer shall promptly notify Seller of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Buyer which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
     Section 4.07.

     Section 6.05. Agreements Guaranteed by Seller. Prior to the Closing Date, Buyer agrees to use commercially reasonable efforts to assume, or otherwise ensure that Seller is released from, effective as of the Closing Date, all obligations of Seller relating to each of the agreements in which the performance of a Company or a Subsidiary of certain obligations is guaranteed by Seller. To Seller's knowledge, Schedule 6.05 sets forth a complete list of such agreements; however, this covenant shall apply to all such agreements regardless of whether they appear in such Schedule. If, as of the Closing Date, Buyer has been unable to assume or otherwise ensure that Seller is released from such obligations, Buyer agrees (i) to continue to use commercially reasonable efforts to assume or otherwise ensure that Seller is released from such obligations,
(ii) to cause such Company or such Subsidiary to satisfy in a timely manner its respective obligations that are guaranteed by Seller and (iii) to indemnify and hold harmless Seller against any costs or expenses incurred by Seller in respect of such agreements.

                                   ARTICLE 7

                         Covenants of Buyer and Seller

     Buyer and Seller agree that:

     Section 7.01. Best Efforts; Further Assurances. (a) Subject to the terms and conditions of this Agreement, Buyer and Seller will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as possible.

     (b) In connection with the efforts referenced in Section 7.01(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, each of Buyer and Seller shall use its best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case, regarding any of the transactions contemplated hereby and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, (A) "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition and (B) "Governmental Authority" means any federal, state, or local government or any court, administrative agency or commission or other governmental agency or authority.

     (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 7.01(a) and (b), each of Buyer and Seller shall use its best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Buyer and Seller shall cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

     (d) If any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law, each of Buyer and Seller shall use its best efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such Antitrust Law so as to permit consummation of the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, if it is necessary in order to terminate the waiting period under the HSR Act or otherwise to permit the Closing to take place, Buyer agrees to divest operations or assets, to hold separate pending such divestiture, or to enter into a consent decree requiring it to divest operations or assets, and to take such further action in connection therewith as may be necessary to enable the Closing to take place on or prior to October 31, 1998; provided that Buyer shall not be required to enter into any consent decree or other agreement that requires it to divest operations or assets that are material.

     (e) Seller and Buyer agree, and Seller, prior to the Closing, and Buyer, after the Closing, agree to cause each Company and each Subsidiary, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or advisable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     Section 7.02. Certain Filings. Seller and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     Section 7.03. Public Announcements. Prior to the Closing Date, the parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, court process or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation and providing the other party with a reasonable opportunity to comment thereon.

                                   ARTICLE 8

                                  Tax Matters

     Section 8.01. Tax Definitions. The following terms, as used herein, have the following meanings:

     "Accounting Referee" means a nationally recognized accounting firm with no material relationship with Buyer, Seller or their Affiliates, mutually acceptable to both Buyer and Seller chosen within five days of the date on which the need to choose the Accounting Referee arises.

     "Combined Return" means any Return required to be filed on a consolidated, combined or unitary basis with a member of the Seller Group.

     "Pre-Closing Tax Period" means any Tax period ending on or before the Closing Date.

     "Seller Group" means, with respect to federal income Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which Seller is a member and, with respect to state income or franchise Taxes, the consolidated, combined or unitary group of which Seller or any of its Affiliates is a member.

     "State Tax" means state and local income or franchise Taxes payable in connection with separate Returns filed by any Company or any Subsidiary.

     "Tax" means (i) any income tax or franchise tax based on net income including any alternative or add-on minimum tax, or any payroll, sales or use, personal property, real property, withholding, excise, value-added or other tax, together with any interest, penalty, addition to tax or additional amount due from, or in respect of, any Company or any Subsidiary imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority") and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of any Company or any Subsidiary being a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the Closing Date.

     Section 8.02. Tax Representations. Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that to the best of Seller's knowledge and except as set forth in the Balance Sheet (including the notes thereto) or in Schedule 8.02, (i) all Tax returns, statements, reports and forms (collectively, the "Returns") that are material and required to be filed with any Taxing Authority on or before the Closing Date with respect to any Pre-Closing Tax Period by, or with respect to, any Company or any Subsidiary have been filed or will be filed on or before the Closing Date in accordance with all applicable laws; (ii) the Companies and the Subsidiaries have timely paid all Taxes shown as due and payable on the Returns that have been filed; (iii) the Companies and the Subsidiaries have made or will on or before the Closing Date make provision for all material Taxes payable by the Companies and the Subsidiaries for any Pre-Closing Tax Period for which no Return has yet been filed; (iv) the charges, accruals and reserves for material Taxes with respect to the Companies and the Subsidiaries reflected on the Balance Sheet are adequate to cover the material Tax liabilities accruing through the date thereof; and (v) there is no action, suit, proceeding, investigation, audit or claim now proposed or pending against or with respect to any Company or any Subsidiary in respect of any material Tax.

     Section 8.03. Tax Covenants. (a) Buyer covenants that it will not, and will not cause or permit any Company, any Subsidiary or any Affiliate of Buyer to,
(i) take any action on the Closing Date other than in the ordinary course of business, including but not limited to the distribution of any dividend or the effectuation of any redemption that could give rise to any tax liability of the Seller Group or reduce any tax asset of the Seller or the Seller Group or (ii) make or change any tax election, amend any tax return or take any tax position on any tax return, take any action, omit to take any action or enter into any transaction that results in any increased tax liability or reduction of any tax asset of Seller or the Seller Group in respect of any Pre-Closing Tax Period. Buyer agrees that Seller and its Affiliates are to have no liability for any tax resulting from any action referred to in the preceding sentence of any Company, any Subsidiary, Buyer or any Affiliate of Buyer and agrees to indemnify and hold harmless Seller and its Affiliates against any such tax (together with any interest, penalty, addition to tax or additional amount) and any liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorney's fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any such tax. Seller agrees to give prompt notice to Buyer of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought under this Section 8.03(A). Buyer may participate in any such suit, action or proceeding at its own expense and the parties hereto shall cooperate in the defense or prosecution thereof.

     (b) All Combined Returns required to be filed after the Closing Date with respect to any Company or any Subsidiary with respect to any Pre-Closing Tax Period will be filed by Seller when due (taking into account any extension of a required filing date).

     (c) Except to the extent recorded on the Closing Balance Sheet, Buyer shall promptly pay or shall cause prompt payment to be made to Seller of all refunds of taxes and interest thereon received by Buyer (net of any associated costs), any Affiliate of Buyer, any Company or any Subsidiary, attributable to taxes paid by Seller, any Company or any Subsidiary (or any predecessor or Affiliate of Seller) with respect to any Pre-Closing Tax Period.

     (d) Seller and Buyer agree to make a timely, effective and irrevocable election under Section 338(h)(10) of the Code and under any comparable statutes in any other jurisdiction with respect to any Company or any Subsidiary (the "Section 338(h)(10) Election"), and to file such election in accordance with applicable regulations. Within 90 days after the Closing Date, Seller shall prepare and deliver to Buyer a schedule (the "Price Allocation Schedule") allocating, with the consent of Buyer (which consent shall not be unreasonably withheld), the modified ADSP (as such term is defined in Treasury Regulations
Section 1.338(h)(10)-1) among the assets of the relevant Company or Subsidiary in accordance with the Treasury regulations promulgated under Section 338(h)(10). Any objections by Buyer to the Price Allocation Schedule prepared by Seller (which shall be raised within 10 business days after the receipt by Buyer of such Schedule) unresolved within 30 business days shall be resolved by the Accounting Referee, and, if necessary, a revised Price Allocation Schedule consistent with the determination made by the Accounting Referee shall be prepared by Seller as soon as possible thereafter. The costs, fees and expenses of the Accounting Referee shall be borne by Buyer. The Price Allocation Schedule shall be binding on the parties hereto, and Seller and Buyer agree to act in accordance with such Schedule in the preparation, filing and audit of any tax return.

     (e) All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with transactions contemplated by this Agreement (including any real property transfer tax and any similar tax) shall be borne and paid by Buyer, and Buyer will, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes and fees, and, if required by applicable law, Seller will, and will cause its Affiliates to, join in the execution of any such tax returns and other documentation.

     Section 8.04. Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements between any Company or any Subsidiary and any member of the Seller Group shall be terminated as of the Closing Date. After such date neither any Company, any Subsidiary, Seller nor any Affiliate of Seller shall have any further rights or liabilities thereunder.

     Section 8.05. Cooperation on Tax Matters. (a) Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Companies and the Subsidiaries as is reasonably necessary for the filing of any return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Buyer and Seller agree to retain or cause to be retained all books and records pertinent to the Companies and the Subsidiaries until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Taxing Authority. Each Company and each Subsidiary agree to give Seller reasonable notice prior to transferring, discarding or destroying any such books and records relating to tax matters and, if Seller so requests, such Company or such Subsidiary shall allow Seller to take possession of such books and records. Buyer and Seller shall cooperate with each other in the conduct of any audit or other proceedings involving any Company or any Subsidiary for any tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection.

     (b) Buyer and Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

     Section 8.06. Indemnification by Seller and Buyer. (a) Except as provided in Section 8.06(g) hereof, Seller hereby indemnifies Buyer against and agrees to hold it harmless from any (i) Tax of any Company or any Subsidiary related to a Pre-Closing Tax Period and (ii) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), arising out of or incident to the imposition, assessment or assertion of any Tax, including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any Tax, in each case incurred or suffered by Buyer, any of its Affiliates or, effective upon the Closing, any Company or any Subsidiary (the sum of 8.06(a)(i) and 8.06(a)(ii) being referred to as a "Loss"); provided, however, that Seller shall have no liability for the payment of any Loss attributable to or resulting from any action described in Section 8.03(a) hereof.

     (b) If Seller's indemnification obligation under this Section 8.06 arises in respect of an adjustment which makes allowable to Buyer, any of its Affiliates or, effective upon the Closing, any Company or any Subsidiary any deduction, amortization, exclusion from income or other allowance with respect to State Taxes (a "State Tax Benefit") which would not, but for such adjustment, be allowable, then any payment by Seller to Buyer shall be an amount equal to
(x) the amount otherwise due but for this subsection 8.06(b), minus (y) the State Tax Benefit multiplied (i) by the maximum state corporate tax rate in effect at the time such State Tax Benefit becomes allowable to Buyer, any of its Affiliates, any Company or any Subsidiary (as the case may be) or (ii) in the case of a credit, by 100 percent ("Applicable Tax Rate").

     (c) If as a result of an adjustment Seller makes a payment to any state Taxing Authority in respect of a State Tax of any Company or any Subsidiary with respect to any Pre-Closing Tax Period, then Buyer shall promptly pay to Seller an amount equal to such payment made by Seller, provided, however, that any such payment by Buyer shall not exceed an amount equal to the State Tax Benefit, if any, attributable to the adjustment giving rise to such payment multiplied by the Applicable Tax Rate.

     (d) Any payment by Seller pursuant to this Section 8.06 shall be made not later than 30 days after receipt by Seller of written notice from Buyer stating that any Loss has been paid by Buyer, any of its Affiliates or, effective upon the Closing, any Company or any Subsidiary and the amount thereof and of the indemnity payment requested.

     (e) If any claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 8.06 is asserted in writing against Buyer, any of its Affiliates or, effective upon the Closing, any Company or any Subsidiary, Buyer shall notify Seller of such claim or demand within 10 days of receipt thereof, or such earlier time that would allow Seller to timely respond to such claim or demand, and shall give Seller such information with respect thereto as Seller may reasonably request. Seller may discharge, at any time, its indemnification obligation under this Section 8.06 by paying to Buyer the amount of the applicable Loss, calculated on the date of such payment. Seller may, at its own expense, participate in and, upon notice to Buyer, assume the defense of any such claim, suit, action, litigation or proceeding (including any Tax audit). If Seller assumes such defense, Buyer shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Seller. Whether or not Seller chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     (f) Seller shall not be liable under this Section 806 for (i) any Tax the payment of which was made without Seller's prior written consent or (ii) any settlements effected without the consent of Seller, or resulting from any claim, suit, action, litigation or proceeding in which Seller was not permitted an opportunity to participate as provided in Section 8.06(e) hereof.

     (g)  Buyer agrees to indemnify Seller for the "Section 338 Cost". The
Section 338 Cost shall be equal to the excess, if any, on an after-tax basis, of
(a) the Tax in the case of Canada Alarm and the Subsidiaries, and the state and local tax in the case of the other Companies, in each case, payable by Seller taking into account any effects of the Section 338(h)(10) Election and giving effect to the price allocation contained in the Price Allocation Schedule over
(b) the amount of Tax in the case of Canada Alarm and the Subsidiaries, and the amount of state and local tax in the case of the other Companies, in each case, that would be payable if Seller reported the sale of the Shares for the Purchase Price hereunder on the Closing Date, such state and local tax for purposes of
(b) hereof being computed in each case using the maximum applicable statutory rate. The amount of the Section 338 Cost shall be calculated by Seller. Any objection by Buyer to the legal or factual basis for the calculation by Seller of the Section 338 Cost (which shall be raised within 10 business days after the receipt by Buyer of such calculation) unresolved within 30 business days shall be resolved by the Accounting Referee whose costs, fees and expenses shall be borne by Buyer.



                                   ARTICLE 9

                               EMPLOYEE BENEFITS

     Section 9.01. Employee Benefits. (a) Following the Closing, Buyer shall, or shall cause each Company and each Subsidiary to (i) honor all obligations under employment agreements of such Company or such Subsidiary and (ii) except as expressly provided herein, pay all benefits accrued through the Closing Date under employee benefit plans, programs, policies and arrangements of such Company or such Subsidiary (including any rabbi trust agreement) in accordance with the terms thereof. In furtherance and not in limitation of the foregoing, Buyer agrees to provide, or cause the Companies and the Subsidiaries to provide, employees of the Companies and the Subsidiaries who are employed by the Companies and the Subsidiaries immediately prior to the Closing Date other than any such employees who are in benefit payment status on the Closing Date under Seller's Long-Term Disability Plan ("Continuing Employees") for a period of not less than one year following the Closing Date with (A) annual compensation substantially similar in the aggregate to the annual compensation which they were receiving immediately prior to the Closing Date, and (B) benefits which, in the aggregate, are substantially similar to the benefits provided to such employees immediately prior to the Closing Date. Following such one-year period, Continuing Employees shall be provided with compensation and benefits substantially similar in the aggregate to the compensation and benefits provided to similarly situated Buyer employees. In addition to the foregoing, for a period of one year following the Closing Date, Buyer shall, or shall cause each Company and each Subsidiary to, establish and maintain a plan to provide severance and termination benefits to all non-union employees of such Company or such Subsidiary which are substantially similar in the aggregate to the severance and termination benefits provided under such Company's or such Subsidiary's plans and arrangements in effect as of the date of this Agreement as described in Schedule 3.19. Notwithstanding the foregoing, after the Closing Date, Buyer shall have the right in the good faith exercise of its managerial discretion to terminate or cause the termination of the employment of any Continuing Employee; provided that Buyer shall not take, and shall cause the Company and the Subsidiaries to refrain from, any action that could result in any liability to Seller under the Worker Adjustment and Retraining Notification Act of 1988. Furthermore, with respect to medical benefits provided to Continuing Employees as of the Closing Date under Buyer's benefit plans, Buyer agrees that it will, or it will cause each Company and each Subsidiary to, waive waiting periods and pre-existing condition requirements under such plans, and will give Continuing Employees credit for any copayments and deductibles actually paid by such employees under such Company's or such Subsidiary's medical plans during the plan year in which the Closing occurs. In addition, service with the Companies and the Subsidiaries shall be recognized for purposes of eligibility under Buyer's welfare plans as well as for purposes of Buyer's programs or policies for vacation pay and sick pay. Without limiting the generality of the foregoing, the Buyer shall honor all vacation, personal and sick days accrued by Continuing Employees under any Company's or any Subsidiary's plans, policies, programs and arrangements immediately prior to the Closing.

     (b) (i) Seller shall retain all assets and liabilities in respect of current and former employees of the Companies and the Subsidiaries under the Borg-Warner Security Corporation Retirement Plan (the "Retirement Plan"). Buyer and its Affiliates shall have no liabilities arising out of or with respect to the Retirement Plan.

     (ii) Except as required by applicable law or any collective bargaining agreement to which a Company or a Subsidiary is a party, neither any Company nor any Subsidiary shall be obligated on or after the Closing Date to sponsor or otherwise make available a defined benefit plan (within the meaning of Section 3(35) of ERISA).

     (iii) As soon as practicable after the Closing Date, the account balances as of the Closing Date of employees of the Companies and the Subsidiaries held in the

Borg-Warner Security Corporation Investment Plan and the Borg-Warner Security Corporation 401(k) Plan (collectively, the "Seller 401(k) Plans"), as equitably adjusted for earnings or losses thereon, additional contributions thereto with respect to the period prior to the Closing Date and distributions therefrom through the date of transfer, shall be transferred to a tax-qualified defined contribution plan sponsored, maintained or contributed to by Buyer (the "Buyer 401(k) Plan"), which such Buyer 401(k) Plan shall recognize service of employees with Seller, any of its Affiliates, any Company or any Subsidiary for purposes of eligibility and vesting. Such transfer shall be effected in accordance with applicable law and regulations. Buyer shall make or cause to be made, and Seller shall make or cause to be made, any required filings in connection therewith. Buyer and Seller may each require, as a condition to the making of any such transfer, evidence reasonably satisfactory to it of the qualified status of the Seller 401(k) Plans and the Buyer 401(k) Plan, including, without limitation, a copy of a favorable determination letter from the Internal Revenue Service. In consideration of and effective upon such transfer, the Buyer 401(k) Plan shall assume all liabilities to employees of the Companies and the Subsidiaries under the Seller 401(k) Plans to the extent of the amount of assets transferred by the Seller 401(k) Plans to the Buyer 401(k) Plan. Each of the parties shall pay its own expenses in connection with such transfer.

     Section 9.02. Seller Welfare Plans. (a) Except as provided in Section 9.02(b), effective as of the Closing Date, the Companies and the Subsidiaries and each Continuing Employee shall cease participation in Seller's health and welfare benefit plans ("Seller Welfare Plans") and commence participation in the benefit plans established or otherwise made available to Continuing Employees by Buyer pursuant to Section 9.01(a). Seller agrees that each Seller Welfare Plan shall be responsible for claims incurred for Continuing Employees under such plans prior to the Closing Date. All claims for health and welfare benefits incurred for Continuing Employees after the Closing Date shall be the responsibility of Buyer.

     (b) Subject to Buyer's execution not later than 20 business days prior to the Closing Date of a Transition Services Agreement in substantially the form attached hereto as Exhibit 9.02, Seller shall for the period beginning on the Closing Date and ending not later than October 31, 1998 make available to Continuing Employees coverage under the Transition Welfare Plans (as identified as such in the Transition Services Agreement) on the terms and conditions set forth in such Transition Services Agreement. Buyer shall be responsible for, and shall reimburse Seller in respect of, all costs and Damages incurred by Seller as provided in such Transition Services Agreement.

                                  ARTICLE 10

                             Conditions to Closing

     Section 10.01. Conditions to Obligations of Buyer and Seller. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

          (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

          (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

          (c) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been taken, made or obtained, except for any such actions or filings the failure to take, make or obtain would not have a Material Adverse Effect.

          (d) All consents required to be obtained in connection with the consummation of the Closing set forth in Schedule 10.01(d) shall have been obtained.

     Section 10.02. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) (i) Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto shall be true at and as of the Closing Date, as if made at and as of such date, with only such exceptions as would not in the aggregate have a Material Adverse Effect and (iii) Buyer shall have received a certificate signed by an executive officer of Seller to the foregoing effect.

          (b) Buyer shall have received an opinion of the General Counsel of Seller, dated the Closing Date to the effect specified in Sections 3.01,
     3.02 and 3.03. In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than New York law or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to Buyer, and, as to matters of fact, upon certificates of officers of Seller or any Company, copies of which opinions and certificates shall be contemporaneously delivered to Buyer.

          (c) Buyer shall have received all documents it may reasonably request relating to the existence of Seller, the Companies and the Subsidiaries and the authority of Seller for this Agreement, all in form and substance reasonably satisfactory to Buyer.

     Section 10.03. Conditions to Obligation of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) Seller shall have received a certificate signed by an executive officer of Buyer to the foregoing effect.

          (b) Seller shall have received an opinion of the General Counsel of Buyer, dated the Closing Date to the effect specified in Sections 4.01,
     4.02 and 4.03. In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than New York law or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to Seller, and, as to matters of fact, upon certificates of officers of Buyer, copies of which opinions and certificates shall be contemporaneously delivered to Seller.

          (c) Seller shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to Seller.

                                  ARTICLE 11

                           SURVIVAL; INDEMNIFICATION

     Section 11.01. Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Closing; provided that

          (i) the covenants, agreements, representations and warranties contained in Articles 2, 9, 11 (other than Section 11.02(c)) and 13 and Sections 3.06, 3.07(b) (but only as to the first sentence thereof), 4.09, 5.02(b), 5.07, 6.02, 6.03 and 6.05 shall survive indefinitely;

          (ii) the covenants, agreements, representations and warranties contained in Article 8 (other than Section 8.02) shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later;

          (iii) the covenants and agreements set forth in Sections 5.05 and 5.06 shall survive for the period specified therein; and

          (iv) the covenants and agreements set forth in Section 11.02(c) shall survive until the third anniversary of the Closing Date.

Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

     Section 11.02. Indemnification. (a) Seller hereby indemnifies Buyer and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer or any of its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement that survives the Closing in accordance with Section 11.01 (other than pursuant to Article 8 and Sections 11.02(c) and (d)); provided that Seller's maximum liability under this Section 11.02(a) shall not exceed 25% of the Purchase Price in the aggregate.

     (b) Buyer hereby indemnifies Seller and its Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Seller or any of its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement that survives the Closing in accordance with Section 11.01 (other than pursuant to Article 8); provided that Buyer's maximum liability under this
Section 11.02(b) shall not exceed 25% of the Purchase Price in the aggregate.

     (c) Seller hereby indemnifies Buyer and its Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Buyer or any of its Affiliates arising out of (i) an obligation under any Environmental Law to perform an investigation or remedial clean-up or post-remedial action at or near the Pyro site located at Boonton, New Jersey (the "Pyro Site") as a result of the disposal, release or emission of a hazardous or toxic substance (as each such term is defined in or regulated by any Environmental Law) by Pyro at the Pyro site prior to the Closing Date or (ii) injury to human health as a result of any such disposal, release or emission; provided that (x) Seller shall not be liable under this Section 11.02(c) unless the aggregate amount of Damages with respect to all matters referred to in this
Section 11.02(c) exceeds $200,000 and then only to the extent of such excess and
(y) Seller shall not be liable under this Section 11.02(c) unless (A) the Damages are required to be incurred under or are otherwise imposed by an Environmental Law and (B) Buyer has fully complied with the terms of the next paragraph.

     Buyer agrees that it shall not perform (or permit to be performed) any environmental audits at the Pyro Site and shall not initiate, encourage or aid any action (or permit the initiation, encouragement or aid of any such action) by any third party, including any governmental agency or authority, which audit or action is reasonably likely to lead to a claim by a third party with respect to the Pyro Site or to an obligation to take action at the Pyro Site under an Environmental Law, except if and to the extent an Environmental Law requires Buyer to perform such audit or take such action. Notwithstanding the foregoing, Buyer may conduct or permit to be conducted reasonable, non-intrusive environmental inspections and compliance audits and assessments of the Pyro Site in the ordinary course as part of a compliance program so long as any inspection or audit is performed in a manner consistent with the manner in which Buyer and its Affiliates generally conduct such inspection or audits for their other facilities.

     (d) Seller hereby indemnifies Buyer and its Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Buyer or any of its Affiliates arising out of any Pre-Closing Uninsured Claims; provided that Seller shall not be liable under this Section 11.02(d) unless the aggregate amount of Damages with respect to all matters referred to in this
Section 11.02(d) exceeds $200,000 and then only to the extent of such excess.

"Pre-Closing Uninsured Claims" means the claims listed on Schedule 11.02 and any other similar claim asserted against any of the Companies or the Subsidiaries with respect to acts or omissions prior to the Closing Date which is not covered by Seller's primary casualty insurance policies (i.e., workers compensation, employer's liability, automobile liability and general insurance policies) in effect as of the date hereof, it being understood that Pre-Closing Uninsured Claims do not include environmental claims.

     Section 11.03. Procedures. (a) The party seeking indemnification under
Section 11.02 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding ("Claim") in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.

     (b) The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party ("Third Party Claim") and, subject to the limitations set forth in this Section, shall be entitled to control and appoint lead counsel for such defense, in each case at its expense.

     (c) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 11.03,
(i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim, if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

     (d) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

     Section 11.04. Calculation of Damages. (a) The amount of any Damages payable under Section 11.02 by the Indemnifying Party shall be net of any (i) amounts recovered or recoverable by the Indemnified Party under applicable insurance policies, (ii) Tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments and (iii) Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party shall be deemed to fully utilize, at the highest marginal tax rate then in effect, all Tax items arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Damages.

     (b)  The Indemnifying Party shall not be liable under Section 11.02 for any
(i) Damages relating to any matter to the extent that (A) there is included in the Closing Balance Sheet a specific liability or reserve relating to such matter or (B) the Indemnified Party had otherwise been compensated for such matter pursuant to the Purchase Price adjustment under Section 2.04, (ii) consequential or punitive Damages or (iii) Damages for lost profits.

     (c) Notwithstanding any other provision of this Agreement to the contrary, if on the Closing Date the Indemnified Party knows of any information that would cause one or more of the representations and warranties made by the Indemnifying Party to be inaccurate as of the date made, the Indemnified Party shall have no right or remedy after the Closing with respect to such inaccuracy and shall be deemed to have waived its rights to indemnification in respect thereof.

     Section 11.05. Assignment of Claims. If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to Section
11.02 and the Indemnified Party could have recovered all or a part of such Damages from a third party (a "Potential Contributor") based on the underlying Claim asserted against the Indemnified Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment.

     Section 11.06. Exclusivity. Except as specifically set forth in this Agreement, Buyer waives any rights and claims Buyer may have against Seller, whether in law or in equity, relating to any Company or any Subsidiary or the Shares or the transactions contemplated hereby. The rights and claims waived by Buyer include, without limitation, claims for contribution or other rights of recovery arising out of or relating to any Environmental Law, securities laws, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After the Closing, Sections 8.06 and 11.02 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement (other than those contained in Sections 2.04, 5.02(b), 6.02 and 6.03) or other claim arising out of this Agreement or the transactions contemplated hereby.

                                  ARTICLE 12

                                  TERMINATION

     Section 12.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

          (a)  by mutual written agreement of Seller and Buyer;

          (b) by either Seller or Buyer if the Closing shall not have been consummated on or before October 31, 1998, provided that either Seller or Buyer shall have the right by written notice to the other to extend such date to a date not later than November 30, 1998; or

          (c) by either Seller or Buyer (so long as such party has complied in all material respects with its obligations under Section 7.01), if consummation of the transactions contemplated hereby would violate or be prohibited by any law or regulation or if any injunction, judgment, order or decree enjoining Seller or Buyer from consummating such transactions is entered and such injunction, judgment, order or decree shall become final and nonappealable.

The party desiring to terminate this Agreement pursuant to clauses 12.01(b) or 12.01(c) shall give notice of such termination to the other party.

     Section 12.02. Effect of Termination. If this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 6.01, 13.04, 13.06, 13.07 and 13.08 shall survive any termination hereof pursuant to Section 12.01.

                                  ARTICLE 13

                                 Miscellaneous

     Section 13.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Buyer, to:

          ADT Security Services, Inc.
          1750 Clint Moore Road
          Boca Raton, Florida 33431
          Fax: 561-997-1375
          Attention: President

          with a copy to:

          Tyco International (US) Inc.
          One Tyco Park
          Exeter, New Hampshire 03833
          Fax: 603-778-7330
          Attention: General Counsel

     if to Tyco (US), to:

          Tyco International (US) Inc.
          One Tyco Park
          Exeter, New Hampshire 03833
          Fax: 603-778-7330
          Attention: General Counsel

     if to Seller, to:

          Borg-Warner Security Corporation
          200 South Michigan Avenue
          Chicago, Illinois 60604
          Fax: (312) 322-8629
          Attention: Chief Financial Officer
          with a copy to:

          Borg-Warner Security Corporation
          200 South Michigan Avenue
          Chicago, Illinois 60604
          Fax: (312) 322-8509
          Attention: General Counsel

          and

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York  10017
          Fax:  (212) 450-4800
          Attention: Christopher Mayer

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 13.02. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all agreements, understandings and negotiations, both written and oral, prior to the date hereof between the parties with respect to such subject matter.

     Section 13.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 13.04. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

     Section 13.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Buyer may assign its rights to purchase the Shares to one or more of its Affiliates so long as Buyer remains fully liable under this Agreement.

     Section 13.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

     Section 13.07. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party as provided in Section 1301 shall be deemed effective service of process on such party.

     Section 13.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 13.09. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 13.10. Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section or a Schedule of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation".

     Section 13.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction of this Agreement is invalid, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Section 13.12. Disclosure Schedules. The parties acknowledge and agree that
(i) the Schedules to this Agreement may include certain items and information solely for informational purposes for the convenience of Buyer and (ii the disclosure by Seller of any matter in the Schedules shall not be deemed to constitute an acknowledgment by Seller that the matter is required to be disclosed by the terms of this Agreement or that the matter is material. If any Schedule discloses an item or information in such a way as to make its relevance to the disclosure required by another Schedule readily apparent, the matter shall be deemed to have been disclosed in such other Schedule, notwithstanding the omission of an appropriate cross-reference to such other Schedule.

     Section 13.13. Tyco (US) Guarantee. Tyco (US) hereby agrees to guarantee the prompt payment and performance of all of the obligations of Buyer in connection with this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       ADT SECURITY SERVICES, INC.


                                       By:  /s/ Bernard J. Dougherty
                                            ------------------------
                                            Name: Bernard J. Dougherty
                                            Title: Vice President


                                       TYCO INTERNATIONAL (US) INC.


                                       By:  /s/ John J. Guarnieri
                                            ----------------------
                                            Name: John J. Guarnieri
                                            Title: Vice President -
                                                   Financial Operations


                                       BORG-WARNER SECURITY
                                       CORPORATION


                                       By:  /s/ J. Joe Adorjan
                                            ------------------
                                            Name: J. Joe Adorjan
                                            Title: Chairman and
                                                   Chief Executive Officer